CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions
"Financial Highlights" and "General Information - Independent
Auditors" and to the incorporation by reference of our report dated February 14, 2003 in this Registration Statement (Form N-1A
Nos. 33-15253 and 811-5221) of Seligman Portfolios, Inc.




                           ERNST & YOUNG LLP


New York, New York
April 17, 2003